Exhibit No. 23
CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-252700, 333-125631, 333-100327, 333-102858, 333-116170, 333-87482, 333-51094, 333-78793, 333-89279, 333-90809, 333-31874, 333-57092 and 333-72200) and on Forms S-8 (File Nos. 333-283044, 333-249791, 333-228055, 333-227163, 333-214270, 333-214269, 333-170517, 333-163350, 333-123737 and 333-88938) of Regis Corporation of our report dated February 27, 2025 relating to the consolidated financial statements of Super C Group, LLC as of and for the years ended December 31, 2023 and December 31, 2022, which appears in this Current Report on Form 8-K.

/s/ CENKO, VENDITTELLI, HAYNES & TOKARZ, PLC

Minneapolis, Minnesota
March 7, 2025